                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           RAINBOW TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           RAINBOW TECHNOLOGIES, INC.
                              50 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618
                                       --

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 4, 1998

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN THAT the 1998 Annual Meeting of Shareholders of Rainbow Technologies, Inc. (the "Company"), will be held on June 4, 1998 at 2:00 PM, Pacific Daylight Time at the Company's Headquarters, 50 Technology Drive, Irvine, California 92618, phone: 949-450-7300, (the "Annual Meeting") for the purposes described below.

     1. To elect a Board of Directors who shall hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and shall have qualified.

     2. To ratify the appointment of Ernst & Young, LLP as the independent auditors of the Company.

     3. To transact such other business as may properly come before the Annual Meeting.

     Only Shareholders of record at the close of business on April 23, 1998 are entitled to notice of and to vote at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. However, if you are not able to be present, please be sure that your shares are represented at the Annual Meeting by indicating your voting instructions, dating and signing the enclosed proxy card and returning it promptly in the enclosed, postage paid envelope.

                                          By Order of the Board of Directors

                                          /s/ WALTER W. STRAUB

                                          Walter W. Straub
                                          Chairman

April 23, 1998

                           RAINBOW TECHNOLOGIES, INC.
                              50 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618
                                       --

                                PROXY STATEMENT
                                       --

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Rainbow Technologies, Inc. (the "Company") of proxies, in the form enclosed, for use at the 1998 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the time and place and for the purpose set forth in the attached Notice of Annual Meeting of Shareholders.

     Mailing of this proxy statement and the accompanying proxy card is to commence on April 30, 1998.

                              GENERAL INFORMATION

RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on April 23, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 7,757,046 shares of Common Stock.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

VOTING

     Each share of Common Stock outstanding on the Record Date is entitled to one vote. No shareholder will be entitled to cumulative votes. The six nominees for election as Directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The other matter submitted for shareholder approval at the Annual Meeting will require the affirmative vote of a majority of shares of the Company's Common Stock present or represented and entitled to vote at the meeting.

SOLICITATION OF PROXIES

     The cost of solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or telegram.

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals of shareholders of the Company intended to be presented by such shareholder at the Company's 1999 Annual Meeting must be received by the Company no later than February 15, 1999 in order that they may be included in the proxy statement related to that meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

NOMINEES

     Six directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, the proxy holders will vote the proxies received by them for the six nominees named below. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

     The names of the nominees and certain information about them are set forth below.

     NAME OF NOMINEE        AGE                         POSITION
     ---------------        ---                         --------
Walter W. Straub..........  54    Chairman, President, Chief Executive Officer and
                                  Director
Peter M. Craig............  53    Vice Chairman, Executive Vice President, Secretary
                                  and Director
Richard P. Abraham........  68    Director
Frederick M. Haney........  57    Director
Marvin Hoffman............  63    Director
Alan K. Jennings..........  68    Director

     All of the nominees of management are members of the Board of Directors at the present time and have served continuously since the dates of their election as described below.

     Walter W. Straub, a co-founder of the Company, has been a director of the Company since its inception in 1982, and President and Chief Executive Officer of the Company since 1983. Since 1989, Mr. Straub has served as director of CAM Data Systems, a manufacturer of computerized inventory control systems. Mr. Straub received a B.S.E.E. in 1965 and an M.B.A. in Finance in 1970 from Drexel University. In May 1993, Mr. Straub was elected to the Board of Trustees of Drexel University.

     Peter M. Craig has been a director of the Company since 1985, Vice Chairman since December, 1995, Executive Vice President since 1992, and Secretary of the Company since 1989. Mr. Craig received a B.S.E.E. from Case Institute of Technology in 1967 and a M.S.E.E. from the University of Minnesota in 1975.

     Richard P. Abraham has been a director of the Company since 1988. He is currently the President of Pacific Associates, a sole proprietorship engaged in business consulting. Mr. Abraham is a member of the board of directors of Quantum Manufacturing Technologies, (QMT) of Albuquerque, New Mexico, a majority owned subsidiary of the Company. As a member of the board of QMT, Mr. Abraham has an option to purchase 109,394 shares of QMT's common stock at an option price of $0.10, vesting over four years. Since 1987, Mr. Abraham has been a General Partner of Weeden Capital Management and has also been a consultant to Weeden & Co. Mr. Abraham received a B.S. and M.S. from Stanford University in 1954.

     Dr. Frederick M. Haney has been a director of Rainbow since January, 1996. He is President of Venture Management Company, Palos Verdes Estates, California. From 1984 to 1991 he was founder and manager of 3i Ventures, California, a high technology venture capital fund. Dr. Haney has extensive experience in strategic planning, operations and finance in the information and computer industry. Dr. Haney holds a Ph.D. in Computer Science from Carnegie-Mellon University.

     Marvin Hoffman has been a director of the Company since 1990. He is currently, and has been since 1976, the Chief Executive Officer and Chairman of the Board of XXCAL, Inc., a corporation engaged in the business of providing high technology computer and computer-related temporary personnel. He is also currently, and has been since 1988 and 1987, respectively, the President of the Los Angeles City College Foundation and a director of RIMTECH, a not-for-profit organization encouraging trade and joint ventures between United States and Japanese businesses. Mr. Hoffman received a B.A. in Mathematics from California State University Northridge in 1962.

     Dr. Alan K. Jennings, a co-founder of the Company, has been a director of the Company since its inception in 1982. From 1982 to 1992 he served as an officer of the Company in various capacities. Since 1980, Dr. Jennings has been the President of Dartex, Inc., a California corporation which provides technical and management services. He received a B.S.E.E. from Stanford University in 1949, an M.S. in Mathematics from Oklahoma State University in 1951 and a Ph.D. in Mathematics from Kansas University in 1954.

EXECUTIVE OFFICERS

     The names of the Company's executive officers who are not nominated for election as members of the Board of Directors, and certain information about them is set forth below.

                NAME                  AGE                      POSITION
                ----                  ---                      --------
Paul A. Bock........................  50     Senior Vice President Business Development
Norman L. Denton III................  52     Senior Vice President Sales and Marketing
Aviram Margalith....................  48     Senior Vice President, President of
                                             Mykotronx
Patrick E. Fevery...................  42     Vice President Finance and Chief Financial
                                             Officer
Richard L. Burris...................  53     Vice President Manufacturing
Laurie W. Casey.....................  41     Vice President Strategic Marketing
Kenneth A. Konechy..................  53     Vice President Strategic Technology Programs

     Paul A. Bock was promoted to Senior Vice President Business Development in December 1995, and has served as Vice President of Business Development since 1992. From 1988 to 1992, Mr. Bock held the positions of Director of Business Development for the Company and Manager of National Sales and Major Accounts for the Company. Mr. Bock received his B.S. degree in Political Science from California State University Northridge in 1969.

     Norman L. Denton, III was promoted to Senior Vice President of Sales and Marketing December 1995, and has served as Vice President of Sales and Marketing since 1992. From 1990 to 1992, Mr. Denton held positions of Director of Sales and Marketing North American, and Director of National Accounts Marketing at Rainbow. Mr. Denton attended University of California at Berkeley and San Francisco State University.

     Patrick E. Fevery has been Vice President of Finance and Chief Financial Officer of the Company since January 1992. From 1990 to 1992, Mr. Fevery was Controller of the Company. From 1988 to 1990, Mr. Fevery was the Company's Manager of Finance and Administration. Mr. Fevery received a Bachelor's Degree in Business Administration from European University in Belgium in 1980, and a Masters Degree in Business Administration from Claremont Graduate School in Claremont, California in 1982.

     Richard L. Burris has been Vice President of Manufacturing since 1992. From 1988 to 1992, Mr. Burris held the positions as the Company's Manufacturing Manager and Director of Manufacturing. Mr. Burris received an AA from Fullerton College in 1973.

     Laurie W. Casey was promoted to Vice President Strategic Marketing in December 1995. Ms. Casey joined Rainbow as Manager of Product Management & Planning in 1992. From 1990 to 1992, she was a Product Manager for Printronix Corporation. Ms. Casey received her B.A. in Spanish in 1978 from the University of California at Santa Barbara, and obtained her Master's degree in International Management from the American Graduate School of International Management in 1989.

     Kenneth A. Konechy became Vice President of Strategic Technology Programs in December, 1995. He served as Vice President of Engineering of the Company since 1990. From 1989 to 1990, Mr. Konechy held the position of Engineering Director for the Company. Mr. Konechy received a B.S.E.E. in 1964 and a M.S.E.E. in 1967 from the University of Pittsburgh.

     Dr. Aviram Margalith was appointed Senior Vice President of Rainbow and President of Mykotronx, a wholly owned subsidiary of Rainbow, in April 1997. Prior to this appointment, Dr. Margalith was Vice President and General Manager of Group Technologies Corporation of Tampa, Florida. His assignments at Group Technologies included International operations and Federal Systems. Dr. Margalith received a B.S.E.E. in Electrical Engineering in 1975, a M.S.E.E. in Electrical Engineering in 1977 and a Ph.D. in Electrical Engineering in 1980 from Case Western Reserve University, Cleveland, Ohio.

OTHER EXECUTIVE OFFICERS

     Except as stated, there are no arrangements or understandings by or between any director or executive officer and any other person(s), pursuant to which he or she was or is to be selected as a director or executive officer, respectively.

     There is no family relationship by or between any director or executive officer of the Company.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held four meetings during the Company's year ended December 31, 1997. Each director attended all meetings of the Board of Directors.

     The Board of Directors of the Company has standing Audit, Compensation and Stock Option Committees. The Board of Directors has no Nominating Committee nor any committee performing the functions of a Nominating Committee.

     The members of the Audit Committee are Mr. Jennings and Mr. Hoffman. The Audit Committee held two meetings during fiscal 1997. The purpose of the Audit Committee is to review with the management of the Company and, with the Company's independent auditors, such matters as internal accounting controls and procedures, the plan and results of the annual audit, and the recommendations of the independent auditors with respect to their audit activities.

     The members of the Compensation Committee are Mr. Abraham and Mr. Hoffman. The Compensation Committee held two meetings during fiscal 1997. The Compensation Committee is primarily responsible for establishing compensation for the executive officers of the Company. Its activities are described in more detail under "Report of the Compensation Committee on Executive Compensation" below.

     The Stock Option Committee is primarily responsible for establishing the number of options granted to employees of the Company under the 1990 Restated Stock Option Plan. The Stock Option Committee held 7 meetings during fiscal 1997. The members of the Stock Option Committee are Mr. Abraham and Mr. Hoffman.

     Each member of each particular Committee attended all of the meetings of each such Committee.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's executive compensation program is administered by the Compensation and Stock Option Committees of the Board of Directors.

     The Compensation Committee and the Stock Option Committee are each comprised entirely of non-employee, independent members of the Board of Directors. The Compensation Committee establishes the general compensation policies of the Company and the compensation paid to the Chief Executive Officer and other executive officers. The Stock Option Committee administers the 1990 Restated Incentive Stock Option Plan including review and approval of stock option grants to all employees, including the Chief Executive Officer and other executive officers.

GENERAL COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is that cash compensation should be related to the performance of the Company and any long term incentive should be closely aligned with the interests of shareholders. This philosophy is designed to attract, retain and motivate the high caliber of executives required for the success of the business.

     In determining executive compensation, the Compensation Committee compares the compensation paid at companies in the computer hardware and software industries, and places particular emphasis upon financial performance comparisons including sales growth, net income growth, net income per share growth, increase in cash flow and growth in shareholder value. The Committee then structures cash compensation for the executive officers named in the Summary Compensation Table to consist of (i) a base salary determined upon a review of the Company's performance in the prior year, and (ii) bonus compensation that is directly related to the Company's sales, quality and net income performance in the current year.

     In particular, the bonus compensation paid to executives is established by the Compensation Committee each year following a review of Rainbow's performance for the prior year. The bonus compensation is based directly on Rainbow's current year operating performance goals, and is generally established to equal 30% to 60% of the executive's total cash compensation for the year.

     Long term incentive compensation is realized through the granting of stock options to key employees including the Chief Executive Officer and other executive officers. The number of shares of Common Stock subject to a stock option grant is based upon the employee's current and anticipated future performance and ability to achieve strategic goals and objectives. Grants are made annually and generally become exercisable during a four year vesting period, thus providing an incentive to remain in the Company's employ. Stock options have value for the employee only if the price of the Company's stock increases above the fair market value on the grant date and the employee remains in the Company's employ for the period required for the stock option to be exercisable.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Compensation for the Chief Executive Officer was set according to the established compensation philosophy described above.

     The Compensation Committee reviewed competitive base compensation information reflecting the most recent compensation data and the Company's performance in 1996 and goals for 1997. The bonus portion of the Chief Executive Officer's compensation represents approximately 55% of the Chief Executive Officer's total cash compensation. This reflects the Company's commitment to its stated compensation philosophy. The Chief Executive Officer received a grant of stock options based upon an evaluation of the Company's performance in 1996.

CONCLUSION

     The committee believes that these policies and programs are competitive and effectively align executive compensation with the Company's goal of maximizing the return to shareholders.

COMPENSATION COMMITTEE:
               Richard P. Abraham
               Marvin Hoffman

                             EXECUTIVE COMPENSATION

     The following tables set forth the annual compensation for the Chief Executive Officer and the four other most highly compensated executive officers of Rainbow Technologies, Inc.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                ANNUAL COMPENSATION       AWARDS            ALL OTHER
                                               ---------------------   ------------    -------------------
                NAME                   YEAR    SALARY($)   BONUS($)      OPTIONS#      COMPENSATION(1)($)
                ----                   -----   ---------   ---------   ------------    -------------------
Walter W. Straub.....................  1997     182,000     218,400       22,000              4,750
                                       1996     172,600     218,400       22,000              4,500
                                       1995     163,604     208,000       20,000              1,000
Peter M. Craig.......................  1997     164,128     144,300       15,000              4,750
                                       1996     164,128     144,300       15,000              4,500
                                       1995     152,420     115,500       12,000              1,000
Norman L. Denton III.................  1997     216,146     160,200       15,000              4,750
                                       1996     213,588      96,200       15,000              4,500
                                       1995     226,974      91,000       19,000              1,000
Aviram Margalith.....................  1997     190,590      62,000       55,000              4,750
                                       1996          --          --           --                 --
                                       1995          --          --           --                 --
Patrick Fevery.......................  1997     125,000      80,000       15,000              4,750
                                       1996      92,040     107,800       15,000              4,500
                                       1995      85,020      74,000       12,000              1,000

---------------
1. Company contribution under the Company's 401(k) Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                                     --------------------------------------------------   POTENTIAL REALIZABLE AT
                                                    % OF TOTAL                            ASSUMED ANNUAL RATES OF
                                                     OPTIONS                              STOCK PRICE APPRECIATION
                                                    GRANTED TO    EXERCISE                    FOR OPTION TERM
                                       OPTIONS      EMPLOYEES      PRICE     EXPIRATION   ------------------------
               NAME                  GRANTED(1)      IN 1997       ($/SH)       DATE          5%           10%
               ----                  -----------   ------------   --------   ----------   ----------    ----------
Walter W. Straub...................    22,000          3.93%       18.000     09/08/07     $249,042      $631,122
Peter M. Craig.....................    15,000          2.68%       18.000     09/08/07      169,801       430,310
Norman L. Denton III...............    15,000          2.68%       18.000     09/08/07      169,801       430,310
Aviram Margalith...................    30,000          5.36%       14.125     04/25/07      266,494       675,348
                                       25,000          4.47%       18.000     09/08/07      283,003       717,184
Patrick Fevery.....................    15,000          2.68%       18.000     09/08/07      169,801       430,310

---------------
(1) No Option may be exercised prior to one year from date of grant, at which time 28% of the grant is vested with 2% per month vesting thereafter.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                         VALUE OF UNEXERCISED IN-THE-
                                                                                        MONEY OPTIONS AT YEAR END 1997
                                                     NUMBER OF UNEXERCISED OPTIONS       (MARKET PRICE AT 12/31/97 AT
                         SHARES                            AT YEAR END 1997                       $29.000/SH)
                       ACQUIRED ON      VALUE      ---------------------------------   ---------------------------------
        NAME           EXERCISE(#)   REALIZED($)   EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
        ----           -----------   -----------   --------------   ----------------   --------------   ----------------
Walter W. Straub.....       0             0           131,470            55,530          2,053,442          718,358
Peter M. Craig.......       0             0            77,064            36,661          1,145,366          473,665
Norman L. Denton
  III................       0             0            75,445            36,680          1,178,958          452,248
Aviram Margalith.....       0             0                 0            55,000                  0          721,250
Patrick Fevery.......       0             0            34,617            33,045            459,316          412,994

                            DIRECTORS' COMPENSATION

     For the year ended December 31, 1997, the Company had an Outside Directors' Plan to compensate those directors of the Company who were not also employees of the Company, for serving as directors. The Outside Directors' Plan provides for outside directors to receive the sum of $2,500 per Board meeting. For the year ended December 31, 1997, Richard P. Abraham, Marvin Hoffman, Frederick Haney and Alan Jennings, outside directors of the Company, each received $10,000.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph shows a comparison of five-year cumulative return among Rainbow Technologies, the NASDAQ Index, and the NASDAQ Computer and Data Processing Index.

                                                                                 NASDAQ
                                                                               Computer &
        Measurement Period                                                   Dataprocessing
      (Fiscal Year Covered)              Rainbow          NASDAQ Index            Index
Dec-92                                     100                 100                 100
Dec-93                                     106                 115                 106
Dec-94                                      78                 112                 129
Dec-95                                     120                 159                 196
Dec-96                                     103                 195                 242
Dec-97                                     161                 240                 297

     The graph assumes $100 was invested on December 31, 1992.

                           EMPLOYMENT AGREEMENTS AND
                          CHANGE OF CONTROL AGREEMENTS

     In January 1998, the Company entered into employment agreements and change of control agreements with Walter W. Straub, President and Chief Executive Officer of the Company, Peter M. Craig, Vice Chairman and Executive Vice President, Norman L. Denton III, Senior Vice President, Paul A. Bock, Senior Vice President, Patrick Fevery, Vice President & Chief Financial Officer, Aviram Margalith, Senior Vice President and President of Mykotronx, Laurie Casey, Vice President Strategic Marketing, and Richard Burris, Vice President Manufacturing. The terms of the employment agreements provide for a term of one year, and base salary and bonus compensation to be determined by the Board of Directors. In the event of a change of control, the agreements provide for severance payments equal to one and one-half times salary and bonus paid in the prior year for Mr. Craig, Mr. Denton, Mr. Bock, Mr. Fevery, Mr. Margalith, Ms. Casey and Mr. Burris, and three times the salary and bonus paid in the prior year for Mr. Straub.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 23, 1998 with respect to share ownership of the Company's Common Stock by (i) each person who owns beneficially more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director of the Company and (iii) executive officers listed in the Summary Compensation Table, (iv) all officers and directors of the Company as a group without naming them.

                                                            AMOUNT AND NATURE
                   NAME AND ADDRESS OF                        OF BENEFICIAL     PERCENTAGE
                  BENEFICIAL OWNERS (1)                       OWNERSHIP(2)       OF CLASS
                  ---------------------                     -----------------   ----------
Alan K. Jennings..........................................        706,664          9.11%
Walter W. Straub..........................................        507,798          6.55%
Peter M. Craig............................................        155,088          2.00%
Richard P. Abraham........................................         58,500          0.75%
Marvin Hoffman............................................         46,500          0.60%
Frederick Haney...........................................          8,250          0.11%
Norman L. Denton III......................................         88,327          1.14%
Patrick Fevery............................................         61,627          0.79%
Aviram Margalith..........................................          8,999          0.12%
All officers and directors as a group (13 persons)........      1,632,754         21.05%

---------------
(1) c/o Rainbow Technologies, Inc., 50 Technology Drive, Irvine, CA 92618.

(2) For purposes of this table, "beneficial ownership" of any security as of a given date includes the right to acquire such security within 60 days of April 23, 1998. The total amount of these shares with respect to which all of the above have rights to acquire beneficial ownership in 60 days are as follows: Alan K. Jennings 1,200, Walter W. Straub 4,096, Peter M. Craig 2,617, Richard P. Abraham 1,200, Marvin Hoffman 1,200, Frederick M. Haney 600, Norman L. Denton 2,281, Patrick Fevery 1,936, Aviram Margalith 8,999, other officers as a group 5,660. To the knowledge of the Company, each person named in the table has the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person or entity.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     At various times during 1997, the following individuals (none of whom was or had been an officer or employee of the Company or any of its subsidiaries) served on the Company's Compensation Committee: Richard P. Abraham, Marvin Hoffman. There were no interlocks with other companies within the meaning of the SEC's Proxy rules during 1997.

                 CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS

     During 1997, the Company paid $235,000 to XXCAL, Inc. a corporation engaged in providing high technology temporary computer and computer-related personnel. Marvin Hoffman is the Chief Executive Officer and Chairman of the Board of XXCAL, Inc.

     In 1997, the Company's majority owned subsidiary, Quantum Manufacturing Technologies, Inc. ("QMT"), granted Richard P. Abraham, a member of the Company's Board of Directors, options to purchase 109,394 shares of common stock at an exercise price of $.10 per share which vest over a four year period provided Abraham remains a member of the board of directors of QMT during such period.

401(K) PROFIT SHARING PLAN AND TRUST.

     In January 1990, the Board of Directors adopted and approved a 401(k) Profit Sharing Plan and Trust effective January 1, 1990. Under the 401(k) program, the Company is obligated to match each employee's contribution 50% per dollar of salary contribution with a company matching maximum contribution of 6% of salary deferral. The Company has the option to contribute an additional discretionary amount based upon current or accumulated net profits. No such discretionary contributions were made in 1997. Company contributions vest at the date of the employee's commencement of service.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     It is proposed that the shareholders approve the selection of Ernst & Young LLP as independent auditors for the Company for the 1998 fiscal year. Ernst & Young LLP have been the independent auditors for the Company since 1987, and their reappointment has been recommended by the Board of Directors.

     Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they so desire. This proposal requires the approval of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. In the event such approval is not obtained, selection of independent auditors will be reconsidered by the Board of Directors.

                       RIGHTS OF DISSENTING SHAREHOLDERS

     There are no rights of appraisal or similar rights of dissenters with respect to any matter proposed to be acted upon at the 1998 Annual Meeting of Shareholders.

                                 OTHER MATTERS

     The Company knows of no matters, other than those described herein, which are to be brought before the Annual Meeting. However, if any other proper matters are brought before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

                              FINANCIAL STATEMENTS

     Financial Statements of the Company are contained in the 1997 Annual Report to Shareholders.

     THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K. SHAREHOLDERS MAY OBTAIN A COPY OF THIS REPORT WITHOUT COST BY WRITTEN REQUEST TO THE COMPANY'S SHAREHOLDER RELATIONS DEPARTMENT.

                        NOTICE TO BANKS, BROKERS/DEALERS
                     AND VOTING TRUSTEES AND THEIR NOMINEES

     Please advise the Company, at 50 Technology Drive, Irvine, California 92618, Attention: Secretary, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of the proxy statement, other soliciting material and Annual Report you wish to receive in order to supply copies to the beneficial owners of shares of Common Stock of the Company.

                                          BY ORDER OF THE BOARD OF DIRECTORS:

                                          /s/ WALTER W. STRAUB

                                          Walter W. Straub
                                          Chairman

Irvine, California
April 23, 1998

                           RAINBOW TECHNOLOGIES, INC.
                 Annual Meeting of Shareholders -- June 4, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Rainbow Technologies, Inc. (the "Company") hereby appoints Walter W. Straub, the President of the Company, or failing him, Peter M. Craig, Vice Chairman and Executive Vice President of the Company, or instead of either of the foregoing ___________________, as the nominee of the undersigned to attend and to act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held on June 4, 1998 at 2:00 P.M. Pacific Time, and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the nominees named above are specifically directed to vote as indicated below.

1.  ELECTION OF DIRECTORS.

    [ ]  FOR all nominees listed                      [ ]  WITHHOLD AUTHORITY
         below (except as marked                           to vote for each
         to the contrary below)                            nominee listed below

         Walter W. Straub           Alan K. Jennings          Marvin Hoffman
         Peter M. Craig             Richard P. Abraham        Frederick M. Haney

(INSTRUCTION:) To withhold authority to vote for any individual nominee, strike a line through or otherwise strike the nominee's name in the list above.

2. PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

    [ ]  FOR                      [ ] AGAINST                   [ ] ABSTAIN

If there are amendments or variations to the matters proposed at the meeting or at any adjournment or adjournments thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein to vote on such amendments, variations or other business.


Name: ____________________________    No. of Shares: ________________________
Dated: _____________________, 1998    _______________________________________
                                                    Signature

                                      _______________________________________
                                            Signature if held jointly

Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

NOTE: If no specification is made, this Proxy will be voted FOR on Proposals
      1 and 2.